CONTACT:	Jim Pach	Devin Sullivan
	Principal Financial Officer	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2019 FIRST QUARTER FINANCIAL RESULTS
WARRENVILLE, Ill. - May 13, 2019 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the first quarter ended March 31, 2019 (“Q1 2019”).
“Our Q1 2019 net loss from continuing operations of $1.3 million included operating losses at our soon-to-be suspended Air Pollution Control (“APC”) China operations (“Beijing Fuel Tech”) and other charges totaling $1.2 million, as well as the unfavorable impact of the timing of completion of current APC projects under contract,” said Vincent J. Arnone, Chairman, President and CEO of Fuel Tech. “With that said, we continue to pursue a promising pipeline of APC contract opportunities, particularly in the US, and we are in various stages of negotiation with potential clients that, in the aggregate, represent $10-15 million of contract award opportunities that we expect will close by late Q2 or early Q3 2019. The outlook for FUEL CHEM® is also promising. We are scheduled to begin installing our FUEL CHEM program on two incremental coal-fired units at a domestic utility in May and expect to have these new units up-and-running by the end of Q2 2019.”
The Q1 2019 net loss from continuing operations included the following items:

•
a $0.6 million severance-related restructuring charge associated with the ongoing suspension of Beijing Fuel Tech’s operations. Substantially all the severance charges associated with this suspension were realized as of March 31, 2019;

•	a $0.3 million operating loss at Beijing Fuel Tech, which was exclusive of the above-referenced restructuring charge; and

•	a $0.3 million charge associated with required incremental work for a domestic APC project

Excluding the above-referenced charges and operating losses at Beijing Fuel Tech, Fuel Tech’s net loss from continuing operations for Q1 2019 was $0.1 million, or $0.01 per diluted share.
“We are focusing on cash collection and project completion at Beijing Fuel Tech,” said Mr. Arnone. “As the wind down of these operations continues, the negative impact of Beijing Fuel Tech’s operating losses on Fuel Tech’s overall performance will dissipate. Excluding operating losses and charges associated with Beijing Fuel Tech, we expect to generate operating income from continuing operations for the full year 2019.”
Q1 2019 Consolidated Results Overview
Consolidated revenues declined to $10.2 million from $12.8 million in Q1 2018, reflecting lower revenues at APC partially offset by higher revenues at FUEL CHEM.
Gross margin was 39.5% of revenues compared to 39.3% of revenues in Q1 2018. Gross margin in Q1 2019 included the $0.3 million domestic incremental work charge; exclusive of this item, gross margin in Q1 2019 was 42.1%.
SG&A expenses declined to $4.4 million from $4.9 million in Q1 2018. As a percentage of revenues, SG&A totaled 43.9% of revenues in Q1 2019 as compared to 38.5% of revenues in Q1 2018.
Net loss from continuing operations was $1.3 million, or $0.05 per diluted share, compared to net loss from continuing operations of $0.2 million, or $0.01 per diluted share, in Q1 2018. Net loss from continuing operations in Q1 2019 included the above-referenced restructuring and incremental work charge, and operating losses at Beijing Fuel Tech that, in the aggregate, totaled $1.2 million.
Research and development expenses remained stable at $0.3 million in Q1 2019 and Q1 2018.
Capital projects backlog at March 31, 2019 was $12.2 million, $10.0 million of which was domestic.
APC segment revenues declined to $5.8 million from $8.6 million in Q1 2018, primarily the result of a lower capital projects backlog entering 2019 as compared to 2018. APC gross margin was $1.9 million, or 32.8%, as compared to $3.0 million, or 34.8%, in Q1 2018. Excluding the $0.3 million domestic incremental work charge, APC gross margin in Q1 2019 was $2.2 million, or 37.4%.
APC results for Q1 2019 included revenues of $0.3 million from Beijing Fuel Tech and an operating loss, including restructuring charges, of $0.9 million. In Q1 2018, revenues from Beijing Fuel Tech were $0.7 million and the operating loss was $0.5 million.
FUEL CHEM segment revenues rose to $4.4 million from $4.2 million in Q1 2018, reflecting favorable weather conditions and the addition of a new coal-fired unit at an existing customer in the midwestern

US during Q3 2018, partially offset by unplanned customer-driven outages and reductions in regional coal-fired unit dispatch in Q1 2019. Segment gross margin was 48.4% in Q1 2019 and 48.5% in Q1 2018.

The FUEL CHEM program predominantly assists coal-fired power generation in their effort to burn lower-quality fuels more cleanly and efficiently. As noted above, the Company is scheduled to begin installing this program on two incremental coal-fired units at a domestic utility in May. In addition to the normal sale of chemical as part of the FUEL CHEM program, this project includes an order for approximately $1.0 million for equipment and installation for these two units which is expected to be realized as revenue in Q2 2019. It is important to note that these units are not base-loaded units and the revenue potential on an annualized basis will be driven by power demand and dispatch on a seasonal basis. When operational, these new units are expected to generate historic FUEL CHEM gross margin.
Mr. Arnone concluded, “We continue to progress in developing our DGI™ Dissolved Gas Infusion (water) technology business and are in discussions with multiple potential customers and we target to have a demonstration up-and-running by the end of Q2 or early in Q3 of this year. While we do not expect our water treatment technology venture to have a significant impact on near-term results, we do look forward to it being a significant contributor in future years.”
Balance Sheet Data
At March 31, 2019, total cash was $13.2 million, including restricted cash of $6.0 million. Stockholders’ equity was $33.0 million, or $1.37 per share, and the Company had zero debt.
Conference Call
Management will host a conference call on Tuesday, May 14, 2019 at 10:00 am ET / 9:00 am CT to discuss the results and business activities. Interested parties may participate in the call by dialing:

•	(877) 423-9820 (Domestic)

•	(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech

Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	March 31, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$7,135	$12,039
Restricted cash	6,020	6,020
Accounts receivable, net of allowance for doubtful accounts of $1,441 and $1,411, respectively	17,787	18,399
Inventories, net	801	957
Prepaid expenses and other current assets	3,104	3,184
Income taxes receivable	131	118
Total current assets	34,978	40,717
Property and equipment, net of accumulated depreciation of $26,758 and $26,528, respectively	6,003	5,976
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,640 and $6,608, respectively	1,147	1,164
Right-of-use operating lease assets	1,411	—
Assets held for sale	413	485
Other assets	1,177	1,261
Total assets	$47,245	$51,719
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,339	$9,499
Accrued liabilities:
Operating lease liabilities - current	558	—
Employee compensation	1,160	1,563
Other accrued liabilities	4,900	6,099
Total current liabilities	12,957	17,161
Operating lease liabilities - non-current	845	—
Deferred income taxes	173	171
Other liabilities	287	335
Total liabilities	14,262	17,667
COMMITMENTS AND CONTINGENCIES
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 24,833,383 and 24,825,891 shares issued, and 24,186,824 and 24,170,585 shares outstanding, respectively	248	248
Additional paid-in capital	139,088	138,992
Accumulated deficit	(103,762)	(102,495)
Accumulated other comprehensive loss	(1,181)	(1,285)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,486)	(1,484)
Total stockholders’ equity	32,983	34,052
Total liabilities and stockholders’ equity	$47,245	$51,719

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per-share data)

	Three Months Ended March 31,
	2019	2018
Revenues	$10,155	$12,791
Costs and expenses:
Cost of sales	6,141	7,766
Selling, general and administrative	4,458	4,921
Restructuring charge	595	—
Research and development	266	288
	11,460	12,975
Operating loss from continuing operations	(1,305)	(184)
Interest expense	(1)	—
Interest income	2	2
Other expense	25	(8)
Loss from continuing operations before income taxes	(1,279)	(190)
Income tax expense	—	(1)
Net loss from continuing operations	(1,279)	(191)
Loss from discontinued operations (net of income tax benefit of $0 in 2019 and 2018)	(10)	(25)
Net loss	$(1,289)	$(216)
Net loss per common share:
Basic
Continuing operations	$(0.05)	$(0.01)
Discontinued operations	$—	$—
Basic net loss per common share	$(0.05)	$(0.01)
Diluted
Continuing operations	$(0.05)	$(0.01)
Discontinued operations	$—	$—
Diluted net loss per common share	$(0.05)	$(0.01)
Weighted-average number of common shares outstanding:
Basic	24,177,000	24,146,000
Diluted	24,177,000	24,146,000

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2019	2018
Net loss	$(1,289)	$(216)
Other comprehensive income (loss):
Foreign currency translation adjustments	104	415
Unrealized losses from marketable securities, net of tax	—	(1)
Total other comprehensive income	104	414
Comprehensive income (loss)	$(1,185)	$198

FUEL TECH, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2019	2018
Operating Activities
Net loss	$(1,289)	$(216)
Loss from discontinued operations	10	25
Net loss from continuing operations	(1,279)	(191)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	244	195
Amortization	32	53
Loss on disposal of equipment	—	15
Provision for doubtful accounts, net of recoveries	—	(62)
Stock-based compensation, net of forfeitures	96	(59)
Changes in operating assets and liabilities:
Accounts receivable	720	32
Inventories	154	(68)
Prepaid expenses, other current assets and other non-current assets	187	113
Accounts payable	(3,174)	186
Accrued liabilities and other non-current liabilities	(1,870)	(2,751)
Net cash used in operating activities - continuing operations	(4,890)	(2,537)
Net cash used in operating activities - discontinued operations	(10)	(25)
Net cash used in operating activities	(4,900)	(2,562)
Investing Activities
Purchases of equipment and patents	(279)	(62)
Proceeds from the sale of equipment	55	2
Net cash used in investing activities	(224)	(60)
Financing Activities
Taxes paid on behalf of equity award participants	(2)	(10)
Net cash used in financing activities	(2)	(10)
Effect of exchange rate fluctuations on cash	222	433
Net decrease in cash, cash equivalents and restricted cash	(4,904)	(2,199)
Cash, cash equivalents, and restricted cash at beginning of period	18,059	14,386
Cash, cash equivalents and restricted cash at end of period	$13,155	$12,187

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended March 31, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$5,789	$4,366	$—	$10,155
Cost of sales	(3,889)	(2,252)	—	(6,141)
Gross margin	1,900	2,114	—	4,014
Selling, general and administrative	—	—	(4,458)	(4,458)
Restructuring charge	(595)	—	—	(595)
Research and development	—	—	(266)	(266)
Operating income (loss) from continuing operations	$1,305	$2,114	$(4,724)	$(1,305)

Three months ended March 31, 2018	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$8,583	$4,208	$—	$12,791
Cost of sales	(5,597)	(2,169)	—	(7,766)
Gross margin	2,986	2,039	—	5,025
Selling, general and administrative	—	—	(4,921)	(4,921)
Research and development	—	—	(288)	(288)
Operating income (loss) from continuing operations	$2,986	$2,039	$(5,209)	$(184)

Note: Fuel Tech is an integrated company that segregates its financial results into three reportable segments. The Air Pollution Control technology segment includes technologies to reduce NOx emissions in flue gas from boilers, incinerators, furnaces and other stationary combustion sources. The FUEL CHEM®technology segment, which uses chemical processes in combination with advanced CFD and CKM boiler modeling, for the control of slagging, fouling, corrosion, opacity and other sulfur trioxide-related issues in furnaces and boilers through the addition of chemicals into the furnace using TIFI®Targeted In-Furnace Injection™ technology. The “Other” classification includes those profit and loss items not allocated by Fuel Tech to each reportable segment.

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended March 31,
	2019	2018
Revenues:
United States	$8,815	$10,242
Foreign	1,340	2,549
	$10,155	$12,791

	March 31, 2019	December 31, 2018
Assets:
United States	$34,141	$36,784
Foreign	13,104	14,935
	$47,245	$51,719

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2019	2018
Net loss	$(1,289)	$(216)
Interest income	(1)	(2)
Income tax expense	—	1
Depreciation expense	244	195
Amortization expense	32	53
EBITDA	(1,014)	31
Stock compensation expense	96	(59)
ADJUSTED EBITDA	(918)	(28)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.